EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, and Form S-3 No.
333-86961) of Sovereign Bancorp, Inc. of our report dated February 5, 2001, except for Note 26, as to which the date is March 1, 2001, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 27, 2001